NEWS RELEASE
GLAMIS GOLD LTD.

For immediate release Trading symbol: NYSE, TSX — GLG All amounts in US$	February 9, 2005

GLAMIS SHAREHOLDERS APPROVE CONDITION OF GOLDCORP TAKEOVER BID

February 9, 2005 — Reno, Nevada - Glamis Gold Ltd. (NYSE: GLG; TSX: GLG) reported that its shareholders have voted today to remove the restriction on the number of common shares that Glamis is authorized to issue, satisfying one of the key conditions to Glamis’ pending take-over bid for Goldcorp Inc. Of nearly 76.2 million shares voted at the meeting, 80% voted in favor of the resolution.

Glamis reminds Goldcorp shareholders, that in order to accept Glamis’ premium offer, they must reject the Wheaton River transaction at tomorrow’s Goldcorp shareholders’ meeting.

For further information about Glamis’ premium bid or how to tender your shares, Goldcorp shareholders should contact Georgeson Shareholder Communications at 1-877-288-7946 (toll free in North America).

VOTE PURE GOLD
VOTE NO TO WHEATON RIVER
VOTE NOW

Safe Harbor Statement: Except for the statements of historical fact contained herein, the information presented constitutes “forward-looking statements.” Forward-looking statements, include, but are not limited to those with respect to, the price of gold, the estimation of mineral reserves and resources, the realization of mineral reserves estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of new deposits, success of exploration activities, Glamis’ hedging practices, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims limitations on insurance coverage and the timing and possible outcome of pending litigation. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, or “does not expect”, “is expected”, “budget”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variation of such words and phrases or state that certain actions, events or results, “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Glamis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the actual results of current exploration activities, actual results of current reclamation activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined, future prices of gold, possible variations in ore grade or recovery rates, failure of plant, equipment or processes to operate as anticipated, accidents, labor disputes and other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities, as well as those factors discussed in the section entitled “Other Considerations” in the Glamis Annual Information Form. Although Glamis has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

This press release does not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any of the securities of Glamis or Goldcorp. Such an offer may only be made pursuant to a registration statement and prospectus filed with the U.S. Securities and Exchange Commission and offer to purchase and circular filed with Canadian securities regulatory authorities. Glamis has filed with the U.S. Securities and Exchange Commission a Registration Statement on SEC Form F-10, and has mailed a take-over bid circular and dissident proxy circular together with any related documents to Goldcorp stockholders concerning the proposed business combination with Goldcorp. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT, THE TAKE-OVER BID CIRCULAR, THE DISSIDENT PROXY CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov or in Canada at www.sedar.com. In addition, documents filed with the SEC and in Canada by Glamis will be available free of charge from Glamis Investor Relations, 5190 Neil Road, Suite 310, Reno, NV 89502, telephone (775) 827-4600.

For further information please contact:

Media:
John Lute:	Phone: 416-929-5883 Email: jlute@luteco.com

Larry Roth:	Phone: 732-598-2092 Email: larryroth@rothir.com

Investors:
Glamis Gold Ltd. 5190 Neil Road, Suite 310 Reno, NV 89502	Website: email requests for investor packets to: email questions/correspondence to:	www.glamis.com info@glamis.com michaels@glamis.com

Michael A. Steeves Vice President, Investor Relations	Phone:	1-775-827-4600 ext. 3104

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